Exhibit 99.1
MARKETAXESS ANNOUNCES SHARE REPURCHASE PROGRAM
NEW YORK, June 14, 2010 — MarketAxess Holdings Inc. (Nasdaq: MKTX), the operator of a leading electronic trading platform for U.S. and European high-grade corporate bonds, emerging markets bonds and other types of fixed-income securities, today announced its Board of Directors has approved a $30 million share repurchase program, which authorizes the Company to repurchase shares of its common stock in the open market or in privately negotiated transactions, at times and prices considered appropriate by the Company.
“Our Board took this action based on the Company’s strong cash balances and the Board’s continued confidence in MarketAxess’ financial outlook and future cash flow generation,” said Richard M. McVey, chairman and chief executive officer.
The program is effective immediately and is expected, depending on market conditions, to be completed within 24 months. The purpose of the stock repurchase program is to offset increases in the diluted share count. Although the exact timing and amounts are not known, the share repurchases are not expected to have a material impact on earnings per share in 2010.
Cautionary Note Regarding Forward-Looking Statements
This press release may contain forward-looking statements, including statements about the outlook and prospects for Company and industry growth, as well as statements about the Company’s future financial and operating performance. These and other statements that relate to future results and events are based on MarketAxess’ current expectations. Actual results in future periods may differ materially from the those currently expected or desired because of a number of risks and uncertainties, including: the level and intensity of competition in the fixed-income electronic trading industry and the pricing pressures that may result; the variability of our growth rate; the rapidly evolving nature of the electronic financial services industry; the level of trading volume transacted on the MarketAxess platform; the absolute level and direction of interest rates and the corresponding volatility in the corporate fixed-income market; our ability to develop new products and offerings and the market’s acceptance of those products; our exposure to risks resulting from non-performance by counterparties to transactions executed between our clients in which we act as an intermediary in matching back-to-back trades; our dependence on our broker-dealer clients; our ability to enter into strategic alliances and to acquire other businesses and successfully integrate them with our business; our future capital needs and our ability to obtain capital when needed; and other factors. The Company’s actual results and financial condition may differ, perhaps materially, from the anticipated results and financial condition in any such forward-looking statements. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. More information about these and other factors affecting MarketAxess’ business and prospects is contained in MarketAxess’ periodic filings with the Securities and Exchange Commission and can be accessed at www.marketaxess.com.
About MarketAxess
MarketAxess operates a leading electronic trading platform that enables investment industry professionals to efficiently trade corporate bonds and other types of fixed-income instruments. MarketAxess’ patented trading technology allows institutional investor clients to request competitive, executable bids or offers from multiple broker-dealers simultaneously, and to execute trades with the broker-dealer of their choice. Approximately 760 institutional investors are active users of the MarketAxess trading platform, accessing the global liquidity provided by MarketAxess’ 72 broker-dealer clients in U.S. high-grade corporate bonds, European bonds, high yield and emerging markets bonds, agency bonds and credit default swaps. MarketAxess also offers a number of trading-related products and services, including: market data to assist clients with trading decisions; connectivity solutions that facilitate straight-through processing; technology services to optimize trading environments; and execution services for exchange-traded fund managers and other clients.
MarketAxess maintains its headquarters in New York and has offices in London, Chicago and Salt Lake City. For more information, please visit www.marketaxess.com.
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Investor Relations Contact:
Tony DeLise
MarketAxess Holdings Inc.
+1-212-813-6017
Media Relations Contacts:
Trey Gregory
MarketAxess Holdings Inc.
+1-212-813-6382
William McBride
Kreab Gavin Anderson
+1-212-515-1970